Exhibit 32.2

CERTIFICATION
Pursuant to 18 United States Code § 1350

I, James J. Bresingham, Executive Vice President, Chief Accounting Officer and Acting Chief Financial Officer of SIRVA, Inc., hereby certify that the Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 of SIRVA, Inc. (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 12, 2007	/s/ James J. Bresingham
James J. Bresingham
Executive Vice President, Chief Accounting Officer and Acting Chief Financial Officer